SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       December 15, 1997


                         Champion Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            UTAH                         0-19499                  88-0169547
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


9495 East San Salvador Drive, Scottsdale, Arizona                   85258
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (602) 614-4270
                                                  ------------------------------


19 Hillsyde Court, Cockeysville, Maryland            21030
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

         On December 15, 1997, Champion Financial Corporation, a Utah corporation ("Champion"), completed its acquisition of 100% of the common stock of HealthStar, Inc., an Illinois corporation ("HealthStar"), in an arm's length transaction conducted pursuant to the terms of the Stock Purchase Agreement (the "Agreement") dated December 8, 1997 by and among Champion, HealthStar and Thomas
H. Stateman, sole shareholder of HealthStar (the "Seller").

          HealthStar owns and operates healthcare provider networks and other managed care products designed to meet the needs of a constantly changing health marketplace. HealthStar provides nationwide healthcare access through wholly owned and affiliate networks. Currently, HealthStar owns and operates statewide networks in: Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Michigan, Mississippi, Nebraska, Nevada, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin. These networks represent more than 1,385 hospitals, 65,773 physicians and 1,500,000 covered lives. HealthStar markets its services and products to insurance companies, self-insured businesses which maintain employee medical plans, and third parties who administer employee medical plans for such employees.

         Under terms of the Agreement, Champion (i) paid to the Seller $6,000,000 in cash, (ii) issued to the Seller a promissory note in the original principal amount of approximately $166,000, and (iii) issued to the Seller 382,500 shares of Champion Common Stock, par value $.001 per share. The principal balance of the promissory note will be increased from time to time by the amount of payments received by Champion Financial Corporation from the "self-bill/self-pay" clients of HealthStar, Inc. on the closing date with respect to payments received during the 120 days following the date of the Closing of the transactions contemplated by the Agreement, as set forth more fully in Section 3.9 of the Agreement. The summary of terms of the Agreement contained herein is qualified in its entirety by reference to the Agreement.

         The cash portion of the funds used for the acquisition was obtained from a combination of (i) the sale of U.S. $4,000,000 aggregate principal amount of Champion's 8% Series A Senior Subordinated Convertible Redeemable Debentures due December 31, 1999, as previously disclosed in Champion's Current Report on Form 8-K dated December 1, 1997, and (ii) a $2,500,000 term loan (the "Loan") and a $1,500,000 revolving line of credit (the "Line of Credit") extended to Champion by Harris Trust and Savings Bank ("Harris"), pursuant to that certain Credit Agreement dated December 15, 1997 by and between Champion and Harris. The Loan and the Line of Credit are secured by substantially all of the assets of Champion and its subsidiaries, including HealthStar. Champion's obligations under the Credit Agreement are guaranteed by and secured by the assets of Champion.

         The principles involved in determining the valuation of HealthStar included an assessment of the present value of the assets of HealthStar, including HealthStar's current accounts receivable, and an assessment of HealthStar's historical annual sales as a result of research and inquiry by Champion.

Item 7.           Financial Statements and Exhibits.

         Champion will furnish by amendment the financial statements required by this Item within 60 days after the date this report is required to be filed.

                                    EXHIBITS

Exhibit No.

    2.1 Stock Purchase Agreement by and among Champion Financial Corporation, HealthStar, Inc., and Thomas H. Stateman, dated December 8, 1997 (To be filed by amendment).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHAMPION FINANCIAL CORPORATION, a
                               Utah corporation





Date: December 29, 1997        By:  /s/ Stephen J. Carder
                                  ----------------------------------------------
                                    Stephen J. Carder

                               Its: Executive Vice President and Chief Financial
                                    Officer
                                       5